4864-5198-5974.v9 EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (the “Agreement”), is made and entered into by and between Rockley Photonics, Inc. (the “Company”), Rockley Photonics Holdings Limited (“Holdings”) and Richard A. Meier (the “Executive”). This Agreement shall become effective on October 20, 2022 or such other date as may be mutually agreed to by the Company and the Executive (the “Effective Date”). RECITALS WHEREAS, the Company and Holdings desire to employ the Executive as its President and Chief Financial Officer; and WHEREAS, the Executive has agreed to accept such employment on the terms and conditions set forth in this Agreement; NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows: 1. Offer Expiry, Eligibility and Term of Employment. (a) Offer Expiry. Unless otherwise mutually agreed this Employment Agreement is required to be signed by the Executive by the expiry date of October 20, 2022; (b) Eligibility. The Executive’s employment pursuant to this Agreement is contingent upon satisfactory proof of the Executive’s right to work in the United States, satisfactory completion of a reference check, and satisfactory completion of background checks carried out in accordance with applicable federal and state labor laws; (c) Term of Employment. The term of this Agreement shall commence on the Effective Date and continue until terminated by the Company, Holdings or the Executive (the “Term of Employment”). During the Term of Employment, the Executive shall be an at-will employee of the Company (or Company affiliate as described in Section 2), and the Executive’s employment shall be freely terminable by either the Company (or its affiliate) or the Executive, for any reason, at any time, with or without cause or notice. 2. Position. During the Term of Employment, the Executive shall serve as the President and Chief Financial Officer of the Company and Holdings, and also agrees to serve, if appointed or elected, as an officer or director of any other affiliate of the Company. The Executive will be considered for succession to the role of Chief Executive Officer at such time and taking into account such performance and other factors as the Board of Directors of Holdings (the “Board) shall determine in its sole discretion. 3. Place of Work. (a) The Executive’s normal place of work will be divided between the Company’s premises at 333 West San Carlos Street, Suite 850, San Jose, CA 95110 and 18575 Jamboree Road, Suite 300, Irvine, CA 92612. The Executive shall be regularly expected to travel to and work from other Rockley locations, as required. The Company reserves the right to change the Executive’s normal place of work, temporarily or permanently, to anywhere provided that the Company will give the Executive at least one month’s prior notice of any permanent change of location. (b) The Executive shall travel as required by the Executive’s job duties. DocuSign Envelope ID: 2D044639-6E2D-4B03-89F5-F633A12332B0

2 4864-5198-5974.v9 4. Hours of Work. As a full-time exempt salaried employee, the Executive agrees to work such hours as may be necessary for the proper and efficient performance of Executive’s duties under this Agreement. Due to the international scope of the Executive’s position, it is expected that the Executive’s work hours will vary and that the Executive will meet the needs of the business in his role by being available in a timely fashion across time zones. 5. Scope of Employment. During the Term of Employment, the Executive shall be responsible for the performance of those duties consistent with his position. The Executive shall also be responsible for performing those duties that are assigned to him from time to time by the Chief Executive Officer of the Company and Holdings (the “CEO”). The Executive shall report to the CEO and shall perform and discharge faithfully, diligently, and to the best of his ability, the Executive’s duties and responsibilities hereunder. The Executive shall devote the Executive’s entire business time, loyalty, attention and efforts to the business and affairs of the Company and its affiliates. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and, as applicable, its affiliates, and any changes therein that may be adopted by them from time to time. Nothing herein will prevent the Executive from (i) continuing to serve on the boards of directors of the companies listed on Exhibit A hereto, or (ii) serving on the board of directors of any other publicly traded company with the prior consent of the Board which shall not be unreasonably withheld so long as such activities in the aggregate do not materially interfere with the performance of the Executive’s duties hereunder. 6. Compensation. As full compensation for all services rendered by the Executive during the Term of Employment, the Company will provide to the Executive the following, which shall be subject to annual review: (a) Base Salary. The Executive will receives an initial base salary at the annualized rate of $500,000 (the “Base Salary”), paid in equal installments in accordance with the Company’s regularly established payroll procedure. (b) Annual Performance Bonus. The Executive shall be eligible to receive an annual performance bonus at the target rate of 80% of the Executive’s Base Salary provided the Executive meets the targets established for the applicable year, and provided that the Executive is an active employee with the Company on the date such bonus is paid. For the applicable year, the Executive’s individual performance as the President and Chief Financial Officer will be subject to the terms and conditions of the applicable plan in force from time to time and the successful achievement by the Executive and/or the Company of any targets or objectives determined by the Company for each year. The Company will pay any such bonus in accordance with the Company’s established Compensation and Bonus Policy. The Company reserves the right to amend the bonus scheme from time to time within the absolute discretion of the Company and the Board. For 2022, the annual performance bonus opportunity will be prorated by quarter based on the start date ($100,000 target for the fourth quarter) in accordance with the Company’s bonus guidelines, provided that the Executive will also have the opportunity to earn an additional $300,000 for the fourth quarter of 2022, subject to defined performance milestones to be finalized by the Board, subject to the Company’s established Compensation and Bonus Policy. The actual amount of bonuses paid will be determined by the Board in its discretion. (c) Vacation. The Executive shall be eligible for paid vacation in accordance with the Company’s established Vacation Time Policy. (d) Sick Pay. The Executive shall be eligible for up to ten (10) days (or eighty (80) hours or two (2) weeks) of paid sick days per calendar year in accordance with the Company’s established Sick Time Policy. Sick pay is available immediately and is prorated based on the start date, with a minimum of 24 hours, which will reset to ten (10) days at the beginning of each calendar year. DocuSign Envelope ID: 2D044639-6E2D-4B03-89F5-F633A12332B0

3 4864-5198-5974.v9 (e) Equity. Subject to approval by the Board, the Executive will be eligible for grants of (i) stock options to purchase 1,891,521 ordinary shares of Holdings at a price equal to the fair market value of such shares on the date of grant (the “Options”) and (ii) restricted stock units with respect to 1,891,521 ordinary shares of Holdings (the “RSUs”, together with the Options, the “Equity Awards”). Each of the Equity Awards will vest over four years, with 25% of each award vesting on the first anniversary of that award’s date of grant and the remaining portion vesting in quarterly installments over the remaining three years, subject to the Executive’s continuous service to the Company and Holdings. In addition, upon completion of a material financing or financings within ninety (90) days of the Effective Date, the Board will review Executive’s equity award and consider an equitable adjustment to such award or an additional award taking into account the dilution from a material financing event or events and the initial award at 2.5% of the outstanding ordinary shares. All such awards will be issued under and subject to the terms of the Rockley Photonics Holdings Limited 2021 Stock Incentive Plan (the “Stock Incentive Plan”) and such additional terms and conditions as shall be set forth in the applicable award agreements approved by the Board. The Executive will also be eligible for additional grants of equity compensation upon any promotion to the CEO role in the sole discretion of the Board. (f) Benefits. The Executive may participate in any and all benefit programs that the Company or Holdings establishes and makes available to its employees from time to time, provided that the Executive is eligible under (and subject to all provisions of) the plan documents governing those programs. Benefits are subject to change at any time in the Company’s or Holdings’ sole discretion. (g) Withholdings. All compensation payable to the Executive shall be subject to applicable taxes and withholdings. 7. Expenses. The Executive shall be entitled to reimbursement by the Company for all reasonable business and travel expenses incurred by him on the Company’s behalf during the course of his employment, upon the presentation by the Executive of documentation itemizing such expenditures and attaching all supporting vouchers and receipts. The Executive may fly business class for Company business-related international and transcontinental air travel. All Company reimbursement for domestic air travel shall be at coach class rates except as noted. Reimbursement will be made no later than 30 calendar days after the expense is substantiated (which must occur within 30 calendar days after the expense is incurred). The expenses eligible for reimbursement under this provision may not affect the amount of such expenses eligible for reimbursement in any other taxable year, and the right to reimbursement is not subject to liquidation or exchange for another benefit. 8. Inventions, Non-Disclosure, and Non-Solicitation Agreement. As a condition of his employment, the Executive shall have executed the Invention, Non-Disclosure, and Non-Solicitation Agreement provided to him by the Company. Notwithstanding the forgoing, the Executive acknowledges and the Company agrees that the Executive may disclose confidential information in confidence directly or indirectly to federal, state, or local government officials, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any governmental agency or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or regulation or making other disclosures that are protected under the whistleblower provisions of state or federal laws or regulations. The Executive may also disclose confidential information in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal. Nothing in this Agreement is intended to conflict with federal law protecting confidential disclosures of a trade secret to the government or in a court filing, 18 U.S.C. § 1833(b), or to create liability for disclosures of confidential information that are expressly allowed by 18 U.S.C. § 1833(b). DocuSign Envelope ID: 2D044639-6E2D-4B03-89F5-F633A12332B0

4 4864-5198-5974.v9 9. Termination. (a) Without regard to the reason for, or the timing of, Executive’s termination of employment, the Company shall pay the Executive any unpaid wages due for periods prior to the termination date promptly upon termination and within the period of time mandated by law, and provide any other benefits or rights the Executive has accrued or earned through the termination date in accordance with the terms of the applicable employee benefit plans and programs of the Company. (b) In the event of any termination of the Term of Employment by the Company and Holdings without Cause or by the Executive for Good Reason prior to or more than 12 months after a Change in Control, the Executive will be entitled to receive the following severance benefits from the Company, provided the Executive executes a Severance Agreement and Release of All Claims, in a form provided by the Company, no later than sixty (60) days after the Executive’s last day of employment: (i) severance payments equal to the sum of twelve (12) months of his Base Salary as then in effect ($500,000 for 2022) plus 100% of the Executive’s target annual performance bonus for the year in which the termination occurs ($400,000 for 2022), payable in equal installments on the Company’s regular payroll schedule over the twelve-month period following the Executive’s final day of employment); (ii) if the Executive elects COBRA continuation coverage and the Company continues to maintain a group health plan, payment by the Company of the full premium cost to continue the then-applicable medical, dental and vision coverage for the Executive (and the Executive’s eligible dependents) under COBRA for twelve (12) months following the termination date but not beyond the date that the Executive (or the Executive’s dependent(s)) become COBRA ineligible (the “Coverage Period”). Notwithstanding the foregoing, in the event that the Company determines that such COBRA premium payments could result in adverse tax treatment to the Company or the Executive under applicable law, the Company may instead provide the Executive with payments during the Coverage Period equivalent in value to the COBRA premiums otherwise payable by the Company hereunder, but without regard to whether the Executive (or the Executive’s eligible dependents) continue group health coverage under the Company’s group health plan; and (iii) any earned but unpaid annual performance bonus for the prior calendar year if the Term of Employment is terminated after the end of such year but prior to the date of payment, payable when such bonus is otherwise payable to executives. (c) In the event of any termination of the Term of Employment by the Company and Holdings without Cause or by the Executive for Good Reason on or within 12 months following a Change in Control, then Executive will be entitled to receive the following severance benefits from the Company in addition to the benefits provided in Section 9(b) above, provided the Executive executes a Severance Agreement and Release of All Claims, in a form provided by the Company, no later than sixty (60) days after the Executive’s last day of employment: (i) 100% acceleration of vesting applicable to the Equity Awards described in Section 6(e). The aggregate of any severance payments that otherwise would have been paid during the period between the date of termination and the date the release has become irrevocable will be paid in a DocuSign Envelope ID: 2D044639-6E2D-4B03-89F5-F633A12332B0

5 4864-5198-5974.v9 lump sum in the first payroll period beginning after such release effective date, and any remaining payments will be paid on their original schedule. (d) “Cause” for termination shall mean: (a) (i) the Executive has failed or refused to perform his assigned duties for the Company or its affiliates after notice and a thirty (30) day opportunity to cure, or (ii) the Executive has engaged in fraud, dishonesty, misconduct injurious to the business or reputation of the Company or its affiliates or gross negligence, or otherwise acted in willful disregard for the Company’s or its affiliates’ best interests; (b) the Executive’s conviction of, or pleading guilty or nolo contendere to, any misdemeanor that causes the Company or its affiliates material public disgrace or disrepute or related to the Company’s or its affiliates’ business, or to any felony; (c) a breach of fiduciary duty, including, but not limited to, the Executive seizing an opportunity for himself instead of offering such opportunity to the Company or its affiliates if it is within the scope of the Company’s or its affiliates’ business; or (d) a material breach of this Agreement. (e) “Good Reason” shall mean (i) without the written consent of the Executive, the relocation of the principal place at which the Executive provides services to the Company by thirty (30) miles, other than a direction that reduces the Executive’s daily commute, (ii) a material reduction in the authority, duties, or responsibilities of the Executive, or change in title or reporting without his consent, provided, however, that upon a Change in Control, the conditions of this clause (ii) shall be deemed to be satisfied if the Executive is not offered the position of Chief Financial Officer of the successor to the Company (or, if the successor is not a publicly traded company, the ultimate parent of the successor to the Company that is publicly traded); (iii) a material reduction of the Executive’s base salary without Executive’s prior consent, or (iv) a material breach of this Agreement by the Company after notice and the opportunity to cure specified below. The Executive must (i) provide notice to the Company of the purported event giving rise to Good Reason within ninety (90) days after it occurs, (ii) provide the Company with thirty (30) days to cure, and (iii) if not cured, resign with Good Reason within thirty (30) days after the end of the cure period. 10. Limitation on Payments. In the event that the severance and other payments and benefits provided for in this Agreement or otherwise payable to the Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code (“280G Payments”), and (ii) but for this Section 10, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the 280G Payments will be either: (x) delivered in full, or (y) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If a reduction in the 280G Payments is necessary so that no portion of such benefits are subject to the Excise Tax, reduction will occur in the following order: (i) cancellation of equity awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G); (ii) a pro rata reduction of (A) cash payments that are subject to Section 409A as deferred compensation and (B) cash payments not subject to Section 409A; (iii) a pro rata reduction of (A) employee benefits that are subject to Section 409A as deferred compensation and (B) employee benefits not subject to Section 409A; and (iv) a pro rata cancellation of (A) accelerated vesting of equity awards that are subject to Section 409A as deferred compensation and (B) equity awards not subject to Section 409A. In the event that acceleration of vesting of equity awards is to be cancelled, such DocuSign Envelope ID: 2D044639-6E2D-4B03-89F5-F633A12332B0

6 4864-5198-5974.v9 acceleration of vesting will be cancelled in the reverse order of the date of grant of the Executive’s equity awards. A nationally recognized professional services firm selected by the Company, the Company’s legal counsel or such other person or entity to which the parties mutually agree (the “Firm”) will make any determination required under this Section 10. Such determinations will be made in writing by the Firm and any good faith determinations of the Firm will be conclusive and binding upon the Executive and the Company. For purposes of making the calculations required by this Section 10, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Executive and the Company will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 10. The Company will bear all costs the Firm may incur in connection with any calculations contemplated by this Section 10. 11. Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, Executive agrees that any compensation, payments, or benefits provided to the Executive, whether in the form of cash or equity, including but not limited to any such compensation contemplated by this Agreement, shall be subject to the provisions of any applicable clawback policies or procedures adopted by Holdings or the Company without any further consent of the Executive, which clawback policies or procedures may provide for forfeiture and/or recoupment of amounts paid or payable, and may apply with retroactive effect. 12. Absence of Restrictions. The Executive represents and warrants that he is not bound by any employment contracts, restrictive covenants or other restrictions that prevent him from entering into employment with, or carrying out his responsibilities for, the Company or its affiliates, or which are in any way inconsistent with any of the terms of this Agreement. 13. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto. The Executive’s “at will” employment status is not subject to change or modification of any kind except if in writing and signed by the Company and the Executive. The Company reserves the right to make personnel decisions regarding the Executive’s employment, including, but not limited to, decisions regarding any transfers or other changes in duties or assignments, changes in salary and other compensation, changes in benefits and changes in Company policies or procedures. 14. Notice. Any notice required to be given, served or delivered to any of the parties hereto shall be sufficient if it is in writing and sent by certified or registered mail with proper postage prepaid, telecopier (with receipt confirmed), courier service or personal delivery addressed as follows: To Executive: At the address set forth in the Executive’s personnel file To Company: Rockley Photonics Inc. Trust Center 1209 Orange Street Wilmington, New Castle, DE 19801 or to such other address as a party from time to time may designate by notice to the other. DocuSign Envelope ID: 2D044639-6E2D-4B03-89F5-F633A12332B0

7 4864-5198-5974.v9 15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to the conflict of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of California (or, if appropriate, a federal court located within the State of California), and the Company, Holdings and the Executive each consent to the jurisdiction of such a court. 16. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. 17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns, including any corporation with which or into which the Company or Holdings may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Executive are personal and shall not be assigned by him. 18. Section 409A. (a) Six Month Delay. For purposes of this Agreement, a termination of employment means a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). If and to the extent any portion of any payment, compensation or other benefit provided to the Executive in connection with his separation from service (as defined in Section 409A of Code) is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and he is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination he hereby agrees that he is bound, such portion of the payment, compensation or other benefit will not be paid before the earlier of (i) the day that is six months plus one day after the date of separation from service (as determined under Section 409A) or (ii) the tenth day after the date of his death (as applicable, the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to him during the period between the date of separation from service and the New Payment Date will be paid to him in a lump sum in the first payroll period beginning after such New Payment Date, and any remaining payments will be paid on their original schedule. (b) General 409A Principles. For purposes of this Agreement, each amount to be paid or benefit to be provided will be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short term deferral period” as defined in Section 409A or are paid in a manner covered by Treas. Reg. Section 1.409A 1(b)(9)(iii) will not be treated as deferred compensation unless applicable law requires otherwise. Neither the Company nor the Executive will have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A. This Agreement is intended to comply with the provisions of Section 409A and the Agreement will, to the extent practicable, be construed in accordance therewith. Terms defined in the Agreement will have the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A. In any event, neither the Company nor Holdings makes any representations or warranty and neither will have any liability to the Executive or any other person if any provisions of or payments under this Agreement are determined to constitute deferred compensation subject to Code Section 409A but not to satisfy the conditions of that section. 19. Acknowledgment. The Executive states and represents that the Executive has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Executive further states and represents that the Executive has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs the DocuSign Envelope ID: 2D044639-6E2D-4B03-89F5-F633A12332B0

8 4864-5198-5974.v9 Executive’s name of the Executive’s own free act. 20. Miscellaneous. (a) No delay or omission by the Company or Holdings in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or Holdings on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion. (b) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. (c) In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby. [Remainder of page intentionally left blank] DocuSign Envelope ID: 2D044639-6E2D-4B03-89F5-F633A12332B0

DocuSign Envelope ID: 2D044639-6E2D-4B03-89F5-F633A12332B0

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

ROCKLEY PHOTONICS, INC.

DocuSigned by:

By: ______________________
D7BFE4C2E993472...
Name: Andrew Rickman
Title: CEO

Date: 10/20/2022

ROCKLEY PHOTONICS HOLDINGS LIMITED

DocuSigned by:

By: ______________________
D7BFE4C2E993472...
Name: Andrew Rickman
Title: CEO

Date: 10/20/2022

EXECUTIVE:

DocuSigned by:

Richard Meier
____
5E7442B06A2A49A...
Richard A. Meier

Date: 10/20/2022

9 4864-5198-5974.v9

DocuSign Envelope ID: 2D044639-6E2D-4B03-89F5-F633A12332B0

Exhibit A
Outside Board Service

BioMarin Pharmaceutical Inc.
Syntellix AG

4864-5198-5974.v9